EXHIBIT 3.1
                                                                     -----------







                     ABITIBI-CONSOLIDATED COMPANY OF CANADA

                            ABITIBI-CONSOLIDATED INC.



                   US$200,000,000 Floating Rate Notes due 2011

                       US$200,000,000 7.75% Notes due 2011

                               PURCHASE AGREEMENT

                               dated June 10, 2004









                         BANC OF AMERICA SECURITIES LLC
                          CITIGROUP GLOBAL MARKETS INC.
                            CIBC WORLD MARKETS CORP.
                            SCOTIA CAPITAL (USA) INC.
                           NBF SECURITIES (USA) CORP.
                       RBC DOMINION SECURITIES CORPORATION
                              ABN AMRO INCORPORATED
                           SG AMERICAS SECURITIES, LLC
                         CREDIT SUISSE FIRST BOSTON LLC
                       TOKYO-MITSUBISHI INTERNATIONAL PLC


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                               PURCHASE AGREEMENT











June 10, 2004


Banc of America Securities LLC
Citigroup Global Markets Inc.
CIBC World Markets Corp.
Scotia Capital (USA) Inc.
NBF Securities (USA) Corp.
RBC Dominion Securities Corporation
ABN AMRO Incorporated
SG Americas Securities, LLC
Credit Suisse First Boston LLC
Tokyo-Mitsubishi International plc
     As Initial Purchasers

c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

         INTRODUCTORY. Abitibi-Consolidated Company of Canada, a Quebec company (the "Company") proposes to issue and sell to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of US$200,000,000 aggregate principal amount of the Company's Floating Rate Notes due 2011 (the "Floating Rate Notes") and US$200,000,000 aggregate principal amount of the Company's 7.75% Notes due 2011 (the "Fixed Rate Notes"). The Floating Rate Notes and the Fixed Rate Notes are herein collectively referred to as the "Notes". Banc of America Securities LLC and Citigroup Global Markets Inc. have agreed to act as the representatives (the "Representatives") of the several Initial Purchasers in connection with the offering and sale of the Notes.

         The Notes will be issued pursuant to an indenture, dated as of June 15, 2004 (the "Indenture"), among the Company, the Guarantor (as defined below) and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the

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"Depositary") pursuant to a Letter of Representation to be dated as of the
Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company and the Depositary.

         The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Guarantor and the Initial Purchasers, pursuant to which the Company and the Guarantor will agree to file, within 90 days of the Closing Date, a registration statement with the United States Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined below) under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         The payment of principal of, premium and Special Interest (as defined in the Notes), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by Abitibi-Consolidated Inc., a Canadian corporation and the direct parent corporation of the Company (the "Guarantor"), pursuant to its guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

         The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") under the Securities Act or Regulation S ("Regulation S") under the Securities Act).

         The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated June 8, 2004 (the "Preliminary Offering Memorandum"), and will prepare and deliver to each Initial Purchaser, copies of the Offering Memorandum, dated June 10, 2004, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated June 10, 2004, including amendments or supplements thereto, any exhibits thereto and the documents incorporated by reference therein, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section


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3) furnished by the Company to the Initial Purchasers prior to the completion of the distribution of the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "set forth," "contemplated" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Act (Quebec) or the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

         The Company hereby confirms its agreements with the Initial Purchasers as follows:

         SECTION 1. Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser as follows:

         (A) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         (B) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION. Neither the Company nor the Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.


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         (C) ELIGIBILITY FOR RESALE UNDER RULE 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

         (D) THE OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains or will contain all the information specified in, and meeting the requirements of, Rule 144A. Neither the Company nor the Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

         (E) STATUS OF GUARANTOR. None of the Guarantor, any of its subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act ("Rule 1-02")) or, to the Company's and the Guarantor's knowledge, Pan Asia Paper Co. Pte. Ltd. (hereinafter referred to as "Pan Asia" unless otherwise specified) have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the date as of which information is given in the Offering Memorandum, there has not been any change in the capital stock of the Guarantor, any of its subsidiaries or Pan Asia (other than pursuant to stock dividends, conversions of securities, employee stock options and other employee benefit plans and agreements and normal course issuer bids) or any increase in the long-term debt of the Guarantor, any of its subsidiaries or Pan Asia, on a consolidated basis, except for the issuance of the Securities as provided for in the Purchase Agreement, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Guarantor, its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia, which change or increase, as applicable is (or, in the case of prospective changes, will be) materially adverse to the Guarantor and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Offering Memorandum.

         (F) INCORPORATION AND GOOD STANDING OF THE COMPANY AND THE GUARANTOR. Each of the Company and the Guarantor has been duly amalgamated and is validly existing as a corporation in good standing (in respect of the filings of returns) under the laws of the jurisdiction of its amalgamation, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum; Each subsidiary of the Guarantor listed on Schedule B hereto and Pan Asia have been duly incorporated and are validly existing, and each such subsidiary and, to the Company's and the Guarantor's knowledge, Pan Asia are corporations in


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good standing under the laws of the jurisdiction of their incorporation and have the corporate power and authority to own their properties and conduct their business as described in the Offering Memorandum.

         (G) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The Guarantor has an authorized capitalization as set forth in the Offering Memorandum and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Guarantor, that is a "significant subsidiary" of the Guarantor (as such term is defined in Rule 1-02), including the Company (each a "Significant Subsidiary" and, collectively the "Significant Subsidiaries"), have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Offering Memorandum are owned directly or indirectly by the Guarantor, as the case may be, free and clear of all liens, encumbrances, equities or claims; the ownership of the outstanding shares in the capital of Pan Asia is consistent with the description thereof in the Offering Memorandum and such shares have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Offering Memorandum, are owned directly or indirectly by the Guarantor, as the case may be, free and clear of all liens, encumbrances, equities or claims; and the only Significant Subsidiaries of the Guarantor, and the percentage of outstanding stock owned by the Guarantor (either directly or indirectly) and the jurisdiction of incorporation of such subsidiaries, are set forth on Schedule B hereto.

         (H) THE PURCHASE AGREEMENT. The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

         (I) AUTHORIZATION OF THE SECURITIES AND THE EXCHANGE SECURITIES. The Notes have been duly authorized for issuance by the Company, and, at the Closing Date will have been duly executed by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Exchange Notes have been duly authorized for issuance, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined below), will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Guarantees have been duly authorized by the Guarantor and upon due issuance, authentication and delivery of the Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits of the Indenture.

         (J) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by each of the Company and the Guarantor and, at the Closing Date, will have been duly executed and delivered by each of the Company and the Guarantor and will constitute a valid and legally binding instrument of each of the Company and the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the provisions of the


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Currency Act (Canada) or to the usury provisions of the Criminal Code (Canada);
no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

         (K) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Notes, the Exchange Notes, the Guarantees of the Notes and the Exchange Notes and the Indenture will conform, in all material respects, to the descriptions thereof contained in the Offering Memorandum.

         (L) THE REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement has been duly authorized by each of the Company and the Guarantor, and, at the Closing Date, will have been duly executed and delivered by each of the Company and the Guarantor and will constitute a valid and legally binding instrument of each of the Company and Guarantor enforceable in accordance with is terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company and the Guarantor with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 or other applicable rule of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

         (M) NO MATERIAL ADVERSE EFFECT. The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Exchange Securities, the Indenture, the Purchase Agreement and the Registration Rights Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor, any of its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia is a party or by which the Guarantor, any of its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia is bound or to which any of the property or assets of the Guarantor, any of its subsidiaries or, to the best of the Company's and the Guarantor's knowledge Pan Asia is subject except where such conflict, breach or default would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), nor will such action result in any violation of the provisions of the articles or by-laws of the Company or Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties or, to the Company's and the Guarantor's knowledge, Pan Asia or any of its properties ("Governmental Agency").

         (N) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. None of the Guarantor, any of its subsidiaries or, to the Company's and the


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Guarantor's knowledge, Pan Asia is in violation of its articles or by-laws or, except as would not individually or in the aggregate have a Material Adverse Effect, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and no consent, approval, authorization, order, registration, clearance or qualification ("Governmental Authorization") of or with any such Governmental Agency is required for the issue and sale of the Securities or the Exchange Securities or the consummation by the Company and the Guarantor of the transactions contemplated herein, in the Indenture or the Registration Rights Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the Canada Business Corporations Act, and such Governmental Authorizations as may be required under state or Canadian provincial securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein, the Offering Memorandum and the Registration Rights Agreement.

         (O) DESCRIPTIONS SET FORTH IN THE OFFERING MEMORANDUM. The statements set forth in the Offering Memorandum under the captions "Description of Notes", insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, under the caption "Exchange Offer; Registration Rights", insofar as they purport to constitute a summary of the terms of the Registration Rights Agreement, under the captions "Enforceability of Civil Liabilities," "Important Federal Income Tax Consequences" and "ERISA Considerations", in so far as they purport to summarize the provisions of the law referred to therein, and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the documents referred to therein, are accurate and fair summaries of the matters described therein in all material respects.

         (P) TITLE TO PROPERTIES. The Guarantor, its subsidiaries and, to the Company's and the Guarantor's knowledge, Pan Asia, each own all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as
(A) are described in the Offering Memorandum, or (B) are neither material in amount nor materially significant in relation to the business of the Guarantor and its subsidiaries considered as one enterprise; except as are described in the Offering Memorandum, all of the leases and subleases material to the business of the Guarantor and its subsidiaries considered as one enterprise and, to the Company's and the Guarantor's knowledge, all of the leases and subleases material to Pan Asia, and under which the Guarantor or any of its subsidiaries or Pan Asia holds properties described in the Offering Memorandum, are in full force and effect, and none of the Guarantor, any of its subsidiaries, or, to the Company's and the Guarantor's knowledge, Pan Asia has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any of its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation or partnership, as the case may be, to the continued possession of the leased or subleased properties under any such lease or sublease.

         (Q) NO MATERIAL ACTIONS OR PROCEEDINGS. Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia, is a


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party or of which any property of the Guarantor, any of its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia is the subject which, if determined adversely to the Guarantor or any of its subsidiaries or Pan Asia would individually or in the aggregate have a Material Adverse Effect; and no such proceedings, to the best of the Company's and the Guarantor's knowledge, are threatened by any Governmental Agency or by others or, to the best of the Company's and the Guarantor's knowledge, are contemplated by any Governmental Agency or by others.

         (R) COMPLIANCE WITH ENVIRONMENTAL LAWS. Other than as set forth in the Offering Memorandum and except as would not individually or in the aggregate have a Material Adverse Effect, (A) the Guarantor, its subsidiaries and, to the Company's and the Guarantor's knowledge, Pan Asia are each in compliance with all applicable Environmental Laws, (B) the Guarantor, its subsidiaries, and, to the Company's and the Guarantor's knowledge, Pan Asia have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company's and the Guarantor's knowledge, threatened Environmental Claims against the Guarantor, any of its subsidiaries or, to the Company's and the Guarantor's knowledge, Pan Asia, and (D) there are no circumstances with respect to any property or operations of the Guarantor, its subsidiaries and, to the Company's and the Guarantor's knowledge, Pan Asia that could reasonably be anticipated to form the basis for an Environmental Claim against the Guarantor, its subsidiaries or Pan Asia.

         For purposes of this subsection (r), the following terms shall have the following meanings: "Environmental Laws" means any Canadian, United States, United Kingdom, Singaporean, South Korean, Thai & People's Republic of China (or other applicable jurisdiction's) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Agency. "Environmental Claim" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Laws.

         (S) COMPANY NOT AN "INVESTMENT COMPANY". The Company and the Guarantor are not and, after giving effect to the offering and sale of the Securities, neither will be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission promulgated thereunder.

         (T) ALL NECESSARY PERMITS, ETC. The Guarantor, each of its subsidiaries and, to the Company's and the Guarantor's knowledge, Pan Asia have all licenses, franchises, permits, authorizations, approvals, orders and other concessions of and from all Governmental Agencies to own or lease their other properties and conduct their businesses as described in the Offering Memorandum except as would not individually or in the aggregate have a Material Adverse Effect.


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         (U) INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP, who have reported on certain consolidated financial statements of the Guarantor and its subsidiaries are independent chartered accountants as required by applicable Canadian securities legislation and the Securities Act and the rules and regulations of the Commission thereunder and, since May 6, 2003, any non-audit services carried out by PricewaterhouseCoopers LLP have been pre-approved by the audit committee of the Guarantor pursuant to the audit committee's pre-approval policies adopted in accordance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

         (V) PREPARATION OF THE FINANCIAL STATEMENTS. The consolidated financial statements of the Guarantor included in the Offering Memorandum present fairly the consolidated financial position of the Guarantor and its subsidiaries as of the dates indicated and the consolidated results of operation and the consolidated cash flows of the Guarantor and its subsidiaries for the periods specified; and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial information included in the Offering Memorandum.

         (W) COMPLIANCE WITH SECURITIES LAWS. Each of the Company and the Guarantor will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the officers and directors of each of the Company and the Guarantor, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.

         (X) NO PRICE STABILIZATION OR MANIPULATION. Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (y) SANCTIONS REGULATIONS. Neither the sale of the Securities by the Company under this Agreement nor the use of proceeds thereof will cause any U.S. person participating in the offering, either as initial purchaser and/or purchaser of the Securities, to violate the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any enabling legislation or executive order relating thereto (the "Sanctions Regulations").

         (Z) REGULATION S. The Company, the Guarantor and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.

         (AA) REPORTING ISSUER. Each of the Company and the Guarantor is a "reporting issuer", as defined in Rule 902 under the Securities Act.


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         Any certificate signed by an officer of the Company or the Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor to each Initial Purchaser as to the matters set forth therein.

         SECTION 2. Purchase, Sale and Delivery of the Notes.

         (A) THE NOTES. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of (1) 100% of the principal amount thereof of the Floating Rate Notes and (2) 99.205% of the principal amount thereof of the Fixed Rate Notes payable on the Closing Date.

         (B) THE CLOSING DATE. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Stikeman Elliott LLP, 1155 Rene-Levesque Boulevard West, Montreal, Quebec H3B 3V2 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on June 15, 2004 or such other time and date as may be agreed to by the Company and the Initial Purchasers (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may request to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 14.

         (C) DELIVERY OF THE SECURITIES. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

         (D) DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL PURCHASERS. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

         (E) INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL BUYERS. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an

"accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

         SECTION 3. Additional Covenants. Each of the Company and the Guarantor, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

         (A) INITIAL PURCHASERS' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report or other document filed with the Autorite des marches financiers (Quebec)), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

         (B) AMENDMENTS AND SUPPLEMENTS TO THE OFFERING MEMORANDUM AND OTHER SECURITIES ACT MATTERS. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

         Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for a period of two years following the Closing Date if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

         Each of the Company and the Guarantor hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

         (C) COPIES OF THE OFFERING MEMORANDUM. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

         (D) BLUE SKY COMPLIANCE. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (E) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (F) SANCTIONS REGULATIONS. Each of the Company and the Guarantor, jointly and severally, agrees with each of the Initial Purchasers of the Securities that neither the Guarantor nor any of its subsidiaries will take, directly or indirectly, any action that will result in a violation of the Sanctions Regulations by any U.S. person participating in the offering, either as initial purchaser and/or purchaser, in connection with the sale of the Securities under this Agreement and the use of proceeds thereof. Without limiting the foregoing, neither the Guarantor nor its subsidiaries will, directly or indirectly, use the proceeds of the sale of the Securities to fund any activities or business with any entity or individual with respect to which U.S. persons are prohibited from doing business under the Sanctions Regulations.

         (G) THE DEPOSITARY. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

         (H) ADDITIONAL ISSUER INFORMATION. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under
Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection (d) of Rule 144A.

         (I) NO INTEGRATION. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

         (J) LEGENDED SECURITIES. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (K) PORTAL. The Company will use its best efforts to cause the Notes to be eligible for trading on the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

         The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. Payment of Expenses. Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the several Initial Purchasers that the Company or the Guarantor will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of its counsel and accountants in connection with the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and in each case any amendments, and supplements thereto, and the mailing and delivering of copies thereof to the Initial Purchasers; (ii) the cost of printing or producing any agreement among Initial Purchasers, this Agreement, the Registration Rights Agreement, the Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification or registering (or obtaining exemptions from the qualification of registration of) of the Securities for offering and sale under state or Canadian provincial securities laws, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) any filing fees incident to, and the fees and disbursements of counsel for the Initial Purchasers in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees payable in connection with the listing of the Securities on the PORTAL market; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 9 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

         SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company or the Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (A) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. Shearman & Sterling LLP, United States counsel for the Initial Purchasers, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date with respect to the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Offering Memorandum as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (B) OPINION OF CANADIAN COUNSEL FOR THE COMPANY AND THE GUARANTOR. Stikeman Elliott LLP, Canadian counsel for the Company, the Guarantor and each Significant Subsidiary incorporated or amalgamated under the laws of Canada or the laws of any province thereof (each a "Canadian Significant Subsidiary"), shall have furnished to the Initial Purchasers their written opinion with respect to the laws of the Province of Quebec and the federal laws of Canada applicable therein substantially in the form attached hereto as Exhibit A, dated the Closing Date, in form and substance satisfactory to the Representatives and subject to appropriate assumptions, qualifications and reliances.

         (C) OPINION OF UNITED STATES COUNSEL FOR THE COMPANY AND THE GUARANTOR. Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company, the Guarantor and each Significant Subsidiary incorporated or otherwise formed under the laws of the State of New York or the State of Delaware (each a "United States Significant Subsidiary"), shall have furnished to the Initial Purchasers their written opinion with respect to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware substantially in the form attached hereto as Exhibit B, dated the Closing Date, in form and substance satisfactory to the Representatives.

         (D) ACCOUNTANTS' COMFORT LETTER. At the time of the execution and delivery of this Agreement and at the Closing Date, PricewaterhouseCoopers LLP, the independent chartered accountants of the Guarantor who has certified the consolidated financial statements of the Guarantor and the Guarantor's subsidiaries included or incorporated by reference in the Offering Memorandum, shall have furnished to the Initial Purchasers a letter dated the date hereof and a letter dated the Closing Date, respectively, to the effect set forth in Exhibit C hereto and with respect to such letter dated the Closing Date, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

         (E) NO MATERIAL ADVERSE EFFECT. (i) None of the Guarantor, any of its subsidiaries, or Pan Asia shall have sustained since the date of the latest audited consolidated financial statements of the Guarantor included or incorporated by reference in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum and (ii) since the date as of which information is given in the Offering Memorandum there shall not have been any change in the capital stock of the Guarantor or any of its subsidiaries or Pan Asia (other than pursuant to stock dividends, conversions of securities, employee stock options and other employee benefit plans and agreements and normal course issuer bids), or any increase in the long-term debt of the Guarantor or any of its subsidiaries or Pan Asia, other than as provided for in this Agreement, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Guarantor or its subsidiaries or Pan Asia, otherwise than as set forth or contemplated in the Offering Memorandum the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum, as amended or supplemented.

         (F) RATINGS AGENCY CHANGE. On or after the date of this Agreement and at or prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or Guarantor's debt securities.

         (G) TERMINATION; GENERAL. On or after the date of this Agreement and at or prior to the Closing Date there shall not have occurred any of the following:
(i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor's securities on the New York Stock Exchange or The Toronto Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, Toronto or Montreal declared by relevant authorities; (iv) a change or development involving a prospective change in Canadian taxation affecting the Company, the Guarantor, the Securities or the transfer thereof or the imposition of exchange controls by the United States or Canada; or (v) the outbreak or escalation of hostilities involving the United States or Canada, the declaration by the United States or Canada of a national emergency or war or the occurrence of any other calamity or crisis involving the United States or Canada, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum, as amended or supplemented; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Canada or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the Securities and other debt securities.

         (H) OFFICERS' CERTIFICATE. Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Closing Date a certificate or certificates of officers of the Company and the Guarantor, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Guarantor, as the case may be, herein at and as of the Closing Date, as to the performance by each of the Company and the Guarantor of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (e) and (f) of this Section and as to such other matters as the Representatives may reasonably request (PROVIDED, HOWEVER, that to the extent that any representation that is required of an officer of the Company or the Guarantor pursuant to this subsection (h) is with respect to matters set forth in subsection (e) of this Section that speak specifically to Pan Asia such representation may be given to such officer's knowledge except to the extent such representation is with respect to any changes in the capital stock of Pan Asia or any increase in the long-term debt of Pan Asia).

         (I) DELIVERY OF THE OFFERING MEMORANDUM. The Company and the Guarantor shall have complied with the provisions of Section 2(d) hereof with respect to the furnishing of Offering Memorandum not later than 12:00 p.m. on the second business day next following the date of this Agreement.

         (J) PORTAL LISTING. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

         (K) REGISTRATION RIGHTS AGREEMENT. The Company and the Guarantor shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

         (L) ADDITIONAL DOCUMENTS. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination.

         SECTION 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement shall be terminated pursuant to Section 14 hereof, neither the Company nor the Guarantor shall be under any liability to the Initial Purchasers except as provided in Section 8 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company and the Guarantor as provided herein or the Purchase Agreement shall be terminated by the Initial Purchasers or any of them or there is any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of the Purchase Agreement, the Company or the Guarantor, jointly and severally, will reimburse the Initial Purchasers through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the

Company nor the Guarantor shall then be under further liability to any Initial Purchasers with respect to such Securities except as provided in Sections 6 and 8 hereof.

         SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and the Guarantor, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

         (A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

         (B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

         (C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) AS LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

                  TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
                  (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM."

         Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or the Guarantor for any losses, damages or liabilities suffered or incurred by the Company or the Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

         SECTION 8. Indemnification.

         (A) INDEMNIFICATION OF THE INITIAL PURCHASERS. The Company and the Guarantor will, jointly and severally, indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Initial Purchaser of Securities through the Representatives expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.

         (B) INDEMNIFICATION OF THE COMPANY. Each Initial Purchaser will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum relating to the Securities, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Initial Purchaser through the Representatives expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

         (C) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES; SETTLEMENTS. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (D) CONTRIBUTION. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers in respect thereof. The relative fault of the Company and the Guarantor on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchasers of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

         (E) ADDITIONAL LIABILITY. The obligations of the Company and the Guarantor under this Section 8 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act.

         SECTION 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, the Guarantor or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

         SECTION 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Initial Purchasers:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY 10019
         Facsimile:  (212) 847-6441
         Attention:  Syndicate Desk

         with a copy to:

         Shearman & Sterling LLP
         199 Bay Street, Suite 4405
         Commerce Court West
         Toronto, Ontario M5L 1E8
         Facsimile:  (416) 360-2958
         Attention:  Christopher J. Cummings

         If to the Company or the Guarantor:

         Abitibi-Consolidated Company of Canada
         1155 Metcalfe Street
         Montreal, Quebec H3B 5H2
         Facsimile:  (514) 394-3644
         Attention:  Legal Department

         With a copy to:

         Stikeman Elliott LLP
         1155 Rene-Levesque Boulevard West
         Montreal, Quebec
         H3B 3V2
         Telecopier No.: (514) 397-3222
         Attention:  Pierre A. Raymond

         With a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison LLP
         1285 Avenue of the Americas
         New York, New York  10019

         U.S.A.
         Telecopier No.: (212) 759-3990
         Attention:  Edwin S. Maynard

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 14 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

         SECTION 12. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 13. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (A) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in the Specified Courts.

         (B) WAIVER OF IMMUNITY. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

         (C) WAIVER OF JURY TRIAL. To the fullest extent permitted by applicable law, each of the Initial Purchasers, the Company and the Guarantor irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) relating to or arising out of this Agreement. The provisions of this subsection (c) shall survive any termination of this Agreement, in whole or in part.

         (D) JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Guarantor in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each of the Company and the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company and the Guarantor (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

         SECTION 14. Default of One or More of the Several Initial Purchasers.
(a) If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase under the Purchase Agreement, the Representatives may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representataives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, as amended or supplemented, or in any other documents or arrangements. The term "Initial Purchaser" as used herein and in the Purchase Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Purchase Agreement.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase under the Purchase Agreement and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase under the Purchase Agreement) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then the Purchase Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser, the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Initial Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

         SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                             Very truly yours,

                             ABITIBI-CONSOLIDATED COMPANY OF CANADA


                             By:   /s/ Allen Dea
                                ------------------------------------------
                                Name:  Allen Dea
                                Title: Vice-President and Treasurer

                             By:   /s/ Pierre Rougeau
                                ------------------------------------------
                                Name:  Pierre Rougeau
                                Title: Senior Vice-President, Corporate
                                       Development and Chief Financial
                                       Officer


                             ABITIBI-CONSOLIDATED INC.
                             As Guarantor

                             By:   /s/ Allen Dea
                                ------------------------------------------
                                Name:  Allen Dea
                                Title: Vice-President and Treasurer

                             By:   /s/ Pierre Rougeau
                                ------------------------------------------
                                Name:  Pierre Rougeau
                                Title: Senior Vice-President, Corporate
                                       Development and Chief Financial Officer

         The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
For themselves and the other Initial Purchasers named in Schedule A

By:  Banc of America Securities LLC

By:   /s/ Douglas W. McCurdy
   --------------------------------
   Name:  Douglas W. McCurdy
   Title: Principal

                                                                      SCHEDULE A

                                              AGGREGATE PRINCIPAL         AGGREGATE PRINCIPAL
                                            AMOUNT OF FLOATING RATE       AMOUNT OF FIXED RATE
INITIAL PURCHASERS                           NOTES TO BE PURCHASED       NOTES TO BE PURCHASED
-----------------------------------------    ---------------------       ---------------------
Banc of America Securities LLC ..........  $       32,000,000          $       32,000,000
Citigroup Global Markets Inc.............          64,000,000                  64,000,000
CIBC World Markets Corp..................          26,000,000                  26,000,000
Scotia Capital (USA) Inc.................          26,000,000                  26,000,000
NBF Securities (USA) Corp. ..............          14,000,000                  14,000,000
RBC Dominion Securities Corporation .....          14,000,000                  14,000,000
ABN AMRO Incorporated ...................           8,000,000                   8,000,000
SG Americas Securities, LLC .............           8,000,000                   8,000,000
Credit Suisse First Boston LLC ..........           4,000,000                   4,000,000
Tokyo-Mitsubishi International plc ......           4,000,000                   4,000,000
         Total...........................  $      200,000,000          $      200,000,000





                                  Schedule A-1

                                                                      SCHEDULE B

                            SIGNIFICANT SUBSIDIARIES


                                           PERCENTAGE OF
                                           OWNERSHIP BY         JURISDICTION OF
                                           GUARANTOR (EITHER    INCORPORATION OR
                                           DIRECT OR INDIRECT)  AMALGAMATION
SUBSIDIARY
Abitibi-Consolidated Company of Canada      100%                 Quebec
Donohue Corp.                               100%                 Delaware
Abitibi-Consolidated Corp.                  100%                 Delaware
Abitibi-Consolidated Sales Corporation      100%                 Delaware
Bridgewater Paper Co. Ltd.                  100%                 England




                                  Schedule B-1

                                                                       EXHIBIT A


         Opinion of Stikeman Elliott LLP, Canadian counsel for the Company and the Guarantor to be delivered pursuant to Section 5 of the Purchase Agreement.

         (i) The Company has been amalgamated under the laws of Quebec and has not been dissolved. The Guarantor has been amalgamated under the laws of Canada and has not been dissolved. Each of the Company and the Guarantor is qualified to do business under the laws of the Province of Quebec.

         (ii) Based exclusively upon our review of the share register of the Company, the Guarantor is, directly or indirectly, the sole registered holder of all of the issued and outstanding capital stock of the Company.

         (iii) Each of the Guarantor and the Company has all requisite corporate power and authority to own its properties and conduct its business as now being conducted and as described in the Offering Memorandum; and each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement and to issue and sell the Securities as contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum.

         (iv) The Guarantor has an authorized capital stock as set forth in the Offering Memorandum.

         (v) Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly authorized and, to the extent execution and delivery are matters governed by the laws of the Province of Quebec, executed and delivered by each of the Company and the Guarantor.

         (vi) Each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities and the Exchange Securities and the Securities and the Exchange Securities have been duly authorized; the Securities have been duly issued and, to the extent that execution, endorsement (in the case of the Guarantees) and delivery are matters governed by the laws of the Province of Quebec, the Securities have been executed, endorsed (in the case of the Guarantees) and delivered by the Company and the Guarantor.

         (vii) No registration, filing or recording of the Indenture under the laws of the Province of Quebec or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder which are unsecured obligations of each of the Company and the Guarantor.

         (viii) The form of definitive global certificates representing the Notes has been duly approved and adopted by the Company and the form of Guarantee to be endorsed on the definitive global certificates representing the Notes has been duly approved and adopted by the Guarantor.


                                   Exhibit A-1

         (ix) The execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities by the Company and the Guarantor and the compliance by the Company and the Guarantor with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Securities and the performance by the Company and the Guarantor of their respective obligations thereunder will not (i) result in a breach or constitute a default under, any material indenture, loan agreement, mortgage, deed of trust or other agreement or instrument that is governed by the laws of the province of Quebec and the federal laws of Canada applicable therein listed in Annex A to this opinion, (ii) result in any violation of the provisions of the articles of amalgamation or by-laws of the Guarantor or the Company or (iii) result in any violation of any Canadian or Quebec Governmental Authorization known to us of any Canadian or Quebec Governmental Agency or any existing applicable Canadian federal or Quebec law which in our experience is normally applicable to transactions of the type contemplated in the Purchase Agreement, except in the case of clauses (i) or (iii) where such breach, default or violation would not have a Material Adverse Effect.

         (x) No authorization, approval, permit, qualification, consent, license, decree or order of, or registration or filing with, any government, governmental instrumentality, authority, agency or court of Canada, or the Province of Quebec, is required for (i) the valid authorization, issuance, sale and delivery of the Securities or the Exchange Securities; (ii) the execution and delivery by the Company and the Guarantor of the Purchase Agreement, the Indenture and the Registration Rights Agreement; or (iii) the performance by the Company and the Guarantor of their respective obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as may be required by Canadian securities laws with respect to the Company's and the Guarantor's obligations under the Registration Rights Agreement (including the receipts to be obtained from the Autorite des marches financiers for the preliminary and final prospectuses relating to the Exchange Notes), the filings, registrations and recordings which have been made (including the filing under Section 12 of the Securities Act (Quebec)) and the filing, after the date hereof, of certain notices of private placement and the payment of filings fees required by Canadian securities laws.

         (xi) The statements set forth in the Offering Memorandum under the captions "Enforceability of Civil Liabilities," "Risk Factors- Certain bankruptcy and insolvency laws may impair the trustee's ability to enforce remedies under the Notes," "Description of Notes- Enforceability of Civil Liabilities under U.S. Federal Securities Laws" and "Important Federal Income Tax Consequences-Certain Canadian Federal Income Tax Consequences", insofar as they purport to summarize the provisions of the Canadian laws referred to therein, are accurate in all material respects.

         (xii) To our knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings in Canada pending against the Guarantor or any of its subsidiaries which, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to our knowledge, no such proceedings are threatened by any Canadian or Quebec Governmental Agency or threatened by others.


                                   Exhibit A-2

         (xiii) To our knowledge, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any Canadian provincial or territorial securities commission and no proceedings for that purpose have been instituted or are pending or contemplated.

         (xiv) A court of competent jurisdiction in the Province of Quebec (a "Quebec Court") would give effect to the choice of New York law as the proper law governing the Purchase Agreement, the Securities, the Indenture and the Registration Rights Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public order, as that term is applied by a Quebec Court and subject to the rules of law in force in Quebec which are applicable by reason of their particular object. In our opinion, there are no reasons under the laws of the Province of Quebec or the laws of Canada applicable therein for disregarding the choice of New York law to govern the Purchase Agreement, the Securities, the Indenture and the Registration Rights Agreement.

         (xv) If the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement are sought to be enforced in the Province of Quebec in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Quebec Court would, subject to paragraph (xiv) above, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply the internal laws of New York law in the enforcement of such documents, provided that: (A) the provisions of the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement, or of applicable New York law, will not be applied if their application is manifestly inconsistent with public order as understood in international relations as that term is applied by a Quebec Court; (B) those rules in force in Quebec which are applicable by reason of their particular object will be applied; (C) in matters of procedure, the laws of the Province of Quebec will be applied; (D) the provisions of the laws of the State of New York of a fiscal, expropriatory or penal nature will not be applied; (E) a Quebec Court will apply the rules of evidence of the jurisdiction whose laws are applicable to the merits of the dispute but will apply the rules of evidence of Quebec where those rules are more favorable to the establishment of evidence; (F) in matters of real rights and their publication, a Quebec Court will apply the laws of the place where the property is situated except that for real rights on property in transit, the law applied will be the law of the country of its place of destination; (G) in cases of emergency or serious inconvenience, a Quebec Court may take such measures as it considers necessary for the protection of the person or property in Quebec; and (H) if the laws of the State of New York invalidated the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement, a Quebec Court would apply the law of the country with which they are most closely connected, in view of their nature and the attendant circumstances. A Quebec Court will retain discretion to decline to hear such action if it is contrary to public order as understood in international relations for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are properly being brought elsewhere. In our opinion, none of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities would be manifestly inconsistent with public order as understood in international relations.

         (xvi) The laws of the Province of Quebec permit an action to be brought before a Quebec Court to recognize and enforce a judgment IN PERSONAM of any federal or state court


                                   Exhibit A-3
sitting in the City of New York, in the State of New York (a "New York Court") respecting the enforcement of the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement for a sum of money assessed as damages if: (A) the New York Court rendering such judgment had jurisdiction over the Company or the Guarantor, as applicable, as determined under the relevant provisions of the laws of the Province of Quebec; (B) such judgment is not subject to ordinary remedies (such as appeal or judicial review) and is final and enforceable in the State of New York; (C) such judgment was not rendered in contravention of the fundamental principles of procedure (such as notice of fair hearing, right to be heard, right to an independent and impartial tribunal and rules against bias); (D) there were no proceedings pending in the Province of Quebec and no judgment rendered in the Province of Quebec or in another jurisdiction meeting the necessary conditions for recognition in the Province of Quebec between the same parties, based on the same facts and having the same object; (E) the outcome of such judgment is not manifestly inconsistent with public order as understood in international relations; (F) such judgment does not enforce obligations arising from foreign revenue laws, unless there is reciprocity, or arising from other laws of a public nature, such as expropriatory or penal laws; and (G) the action to enforce such judgment is commenced in the Province of Quebec within the applicable limitation period.

         (xvii) Subject to paragraph (xvi) above, the submission by the Company and the Guarantor to the non-exclusive jurisdiction of the New York Courts under the provisions of the Indenture, the Purchase Agreement and the Registration Rights Agreement and the appointment by the Company and the Guarantor of CT Corporation System as agent for service of process in the United States under the Indenture, the Purchase Agreement and the Registration Rights Agreement would be recognized by the Quebec Court as conferring jurisdiction on the New York Courts. A judgment of a New York Court would not be contrary to natural justice by reason only that service of process in the proceedings before the New York Court was effected on the agent for service of process appointed by the Company and the Guarantor.

         (xviii) In addition, we have participated in conferences with officers and other representatives of each of the Company and the Guarantor, representatives of the independent chartered accountants for the Guarantor, United States counsel for the Company and the Guarantor and representatives of and counsel for the Initial Purchasers, at which conferences the contents of the Offering Memorandum, and related matters were discussed and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to investigate or verify independently, and neither pass upon nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, except to the extent set forth in paragraph (xi) hereof, based upon such participation no facts have come to our attention that lead us to believe that the Offering Memorandum (other than with respect to the financial statements and the notes, schedules and other financial data included or incorporated by reference, as to which we express no belief), as of its date, or at the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. A material fact in relation to the offering of the Securities by the Company and the Guarantor means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Securities. Our comments set out above concerning the materiality of facts which have come to our attention is based on the meaning of a material fact as stated


                                   Exhibit A-4
above and should not be interpreted as an opinion or expert comment about financial facts or the impact of any facts on market prices or values of securities. For purposes of any quantitative assessment of materiality, we have relied upon the views of representatives of the Company and the Guarantor and the independent chartered accountants of the Guarantor.


                                   Exhibit A-5

                                                                       EXHIBIT B


         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company and the Guarantor to be delivered pursuant to Section 5 of the Purchase Agreement.

         (i) Each United States Significant Subsidiary listed on Schedule B to the Purchase Agreement is a corporation duly incorporated and validly existing under the laws of the jurisdiction in which it is chartered or organized. Each of the United States Significant Subsidiaries has all necessary corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum.

         (ii) To our knowledge, other than as described in the Offering Memorandum, there are no legal or governmental proceedings in the United States pending or threatened against the Guarantor or any of its subsidiaries which if determined adversely to the Guarantor or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, or would materially impair either the Company's or the Guarantor's ability to perform its obligations under the Purchase Agreement, the Securities, the Indenture or the Registration Rights Agreement.

         (iii) Assuming the due authorization, execution and delivery of the Purchase Agreement by each of the Company and the Guarantor under the applicable laws of the Province of Quebec and the applicable federal laws of Canada, the Purchase Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company and the Guarantor.

         (iv) Assuming the due authorization, issuance, execution, endorsement and delivery of the Notes by the Company and the Guarantor (as applicable), the Securities (to the extent execution, endorsement and delivery are governed by the laws of New York) have been duly executed, endorsed and delivered by the Company and the Guarantor (as applicable). Assuming that (A) each of the Company and the Guarantor has all requisite corporate power and authority to issue, execute, endorse, deliver and perform its obligations under the Securities, as applicable, (B) the Securities have been duly authorized by each of the Company and the Guarantor and (C) the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to the Initial Purchasers on such date (which fact we need not determine and have not determined, by an inspection of the Notes), the Securities constitute valid and legally binding obligations of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor, as applicable, in accordance with their terms, except that the enforceability of the Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes, when issued and delivered, will conform in all material respects to the description contained in the Offering Memorandum under the caption "Description of Notes".

         (v) The Exchange Securities when duly authorized by the Company and the Guarantor, as applicable, and when duly issued, authenticated, executed, endorsed and delivered


                                   Exhibit B-1
in accordance with the terms of the Indenture and the Registration Rights Agreement will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (vi) Assuming the due authorization, execution and delivery of the Indenture by each of the Company and the Guarantor under the applicable laws of the Province of Quebec and the applicable federal laws of Canada, the Indenture (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by each of the Company and the Guarantor. Assuming that (A) each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture (to the extent execution and delivery are governed by the laws of New York), (B) the Indenture has been duly authorized by each of the Company and the Guarantor and (C) the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum under the caption "Description of Notes".

         (vii) Assuming the due authorization, execution and delivery of the Registration Rights Agreement by each of the Company and the Guarantor under the applicable laws of the Province of Quebec and the applicable federal laws of Canada, the Registration Rights Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by each of the Company and the Guarantor. Assuming that (A) each of the Company and the Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement (to the extent execution and delivery are governed by the laws of New York), and (B) the Registration Rights Agreement has been duly authorized by each of the Company and the Guarantor, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except that the enforceability of the Registration Rights Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum under the caption "Exchange Offer; Registration Rights".


                                   Exhibit B-2

         (viii) The issuance and sale of the Securities by the Company and the Guarantor, the compliance by the Company and the Guarantor with all of the provisions of the Purchase Agreement, the Indenture and the Registration Rights Agreement and the performance by the Company and the Guarantor of their respective obligations thereunder will not (A) result in any violation of the articles and by-laws or other constating documents of any United States Significant Subsidiary; (B) breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is listed on Annex A to this opinion; or (C) violate Applicable Law or any judgment, order or decree of any court or arbitrator in the United States known to us, except in the case of (B) or (C) above where the breach or violation would not have a Material Adverse Effect. For purposes of this opinion
(viii), the term "Applicable Law" means the General Corporation Law of the State of Delaware, and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement.

         (ix) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any United States federal securities, state securities or Blue Sky laws of the various states, as to which we express no opinion), is required under any Applicable Law for the issuance or sale of the Securities or the performance by the Company or the Guarantor of their respective obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America. For purposes of this opinion (ix), the term "Applicable Law" means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement.

         (x) The statements made in the Offering Memorandum, under the captions "Important Federal Income Tax Consequences-Certain United States Federal Income Tax Consequences" and "ERISA Considerations" to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions thereof, are accurate in all material respects.

         (xi) The Company and the Guarantor are not and, after receipt of payment for the Securities, neither will be required to be registered as an investment company under the Investment Company Act of 1940, as amended and the rules and regulations of the Commission promulgated thereunder.

         (xii) Assuming the due authorization, execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement under the applicable laws of the Province of Quebec and the applicable federal laws of Canada and assuming the Purchase Agreement, the Indenture and the Registration Rights Agreement are valid and binding agreements of each of the Company and the Guarantor under the applicable laws of the Province of Quebec and the applicable federal laws of Canada, under the laws of the State of New York relating to submission to jurisdiction, each of the Company and the Guarantor has, as provided in Section 13 of the Purchase Agreement, Section 1.17 of the Indenture and Section 12 of the


                                   Exhibit B-3

Registration Rights Agreement, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or federal court in the City of New York, New York in any action arising out of or relating to the Purchase Agreement, the Indenture or the Registration Rights Agreement, has validly and irrevocably waived any objection to venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System in Section 13 of the Purchase Agreement, Section 1.17 of the Indenture and Section 12 of the Registration Rights Agreement for the purposes described in the Purchase Agreement, the Indenture and the Registration Rights Agreement (PROVIDED, HOWEVER, such counsel need not express any opinion with respect to the enforceability of forum selection clauses in federal courts); service of process effected on such agent in the manner set forth in Section 13 of the Purchase Agreement, Section 1.17 of the Indenture and Section 12 of the Registration Rights Agreement will be effective to confer valid personal jurisdiction over each of the Company and the Guarantor.

         (xiii) Based upon the representations, warranties and agreements of the Company and the Guarantor contained in Section 1 (other than Section 1(a)) of the Purchase Agreement, and the Company's, the Guarantor's and the Initial Purchasers' compliance with the offer, sale and resale procedures described in
Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that such counsel expresses no opinion as to any subsequent resale of the Securities.

         (xiv) Such counsel shall state that it has participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent chartered accountants for the Guarantor, the Initial Purchasers and representatives of, and counsel to, the Initial Purchasers at which the contents of the Offering Memorandum, and related matters were discussed and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as explicitly stated in paragraphs (iv), (vi), (vii) and (x) above), based upon such participation, no facts have come to such counsel's attention that lead such counsel to believe that the Offering Memorandum (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), as of its date or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



                                   Exhibit B-4

                                                                       EXHIBIT C


                     LETTER FROM PRICEWATERHOUSECOOPERS LLP


TO THE BOARD OF DIRECTORS OF
ABITIBI-CONSOLIDATED INC. AND
THE BOARD OF DIRECTORS OF
ABITIBI-CONSOLIDATED COMPANY OF CANADA

AND

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
SCOTIA CAPITAL (USA) INC.
CIBC WORLD MARKETS CORP.
NBF SECURITIES (USA) CORP.
RBC DOMINION SECURITIES CORPORATION
ABN AMRO INCORPORATED
SG AMERICAS SECURITIES, LLC
CREDIT SUISSE FIRST BOSTON LLC
TOKYO-MITSUBISHI INTERNATIONAL PLC


COLLECTIVELY, THE "UNDERWRITERS"

June 10, 2004


Dear Sirs:

SUBJECT: ABITIBI-CONSOLIDATED COMPANY OF CANADA

This letter is written to you at the request of management of Abitibi-Consolidated Inc. (the "Company"), pursuant to the terms of the Purchase Agreement dated June 10, 2004 and the Registration Rights Agreement to be dated June15, 2004 among the Company, Abitibi-Consolidated Company of Canada (the "Issuer") and the Underwriters.

We have audited the consolidated balance sheets of the Company as at December 31, 2003 and December 31, 2002 and the consolidated statements of earnings, deficit and cash flows for each of the years in the three year period then ended, prepared in accordance with Canadian generally accepted accounting principles ("GAAP") (the "Statements") which are incorporated by reference into the Preliminary Offering Memorandum (the "Offering Memorandum") relating to the offering by the Issuer of US$200,000,000 of Floating Rate Notes due 2011 and US$200,000,000 of 7.75% Notes due 2011 (collectively referred to as the "Notes"),


                                   Exhibit C-1
unconditionally guaranteed by the Company, offered and to be sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "1933 Act") and outside the United States in accordance with Regulation S under the 1933 Act. Our auditors' report dated January 26, 2004 with respect thereto is also incorporated by reference in the Offering Memorandum.

In connection with the Offering Memorandum:

1. We are the auditors of the Company and are independent and objective within the meaning of the Rules of Professional Conduct of l'Ordre des comptables agrees du Quebec and we are independent with respect to the Issuer and the Company as required by Canadian securities legislation and within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the United States Securities and Exchange Commission (the "SEC").

2. In our opinion the Statements audited by us and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act of Quebec (the "Act"), the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the related rules and regulations thereto adopted by the SEC.

3. We have not audited any consolidated financial statements of the Company as at any date or for any period subsequent to December 31, 2003; although we have performed an audit for the year ended December 31, 2003, the purpose and therefore the scope of the audit were to enable us to express our opinion on the consolidated financial statements of the Company as at December 31, 2003, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited interim consolidated balance sheet of the Company as at March 31, 2004 and the unaudited interim consolidated statements of earnings, deficit and cash flows for the three-month periods ended March 31, 2004 and 2003, incorporated by reference in the Offering Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2003.

4. At your request, we have read the minutes of meetings of the shareholders and the Board of Directors of the Company as set out in the minute books to June 5, 2004 officials of the Company having advised us that the minutes of all such meetings through that date were set out therein. We have performed other procedures to June 5, 2004 (our work did not extend to the period June 6, 2004 to June 10, 2004 inclusive) as follows:

    (a) for the three-month periods ended March 31, 2004 and 2003, we have:

        (i) performed a review, in accordance with Canadian generally accepted standards for a review of interim financial statements by an entity's auditors1, of the unaudited


----------

1    For the information of U.S. readers, the Canadian standard referred to is
     Section 7050 of the Canadian Institute of Chartered Accountants Handbook which became effective on January 1, 2004 and is substantially similar but not identical to the American Institute of Certified Public Accountant's Statement of Auditing Standards No.
FOOTNOTE CONTINUED


                                   Exhibit C-2
             consolidated balance sheet as at March 31, 2004 and the unaudited consolidated statements of income, deficit and cash flows for the three-month periods ended March 31, 2004 and 2003 incorporated by reference in the Offering Memorandum. Such an interim review consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements. An interim review does not provide us with assurance that we would become aware of any or all significant matters that might be identified in an audit. No additional procedures with respect to these unaudited interim consolidated financial statements were performed for your purpose, and:

        (ii) made enquiries of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited interim consolidated financial statements referred to in 4(a)(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the 1934 Act and the related rules and regulations, adopted by the SEC and;

    (b) for the period from April 1, 2004 to April 30, 2004, we have:

        (i) read the unaudited interim consolidated balance sheets of the Company as at April 30, 2004 and 2003 and the unaudited interim consolidated statements of earnings, deficit and cash flows of the Company for the month of April of both 2004 and 2003, provided to us by the Company, officials of the Company having advised us that such unaudited interim consolidated balance sheets and unaudited interim consolidated statements of earnings, deficit and cash flows, referred to above, do not constitute consolidated financial statements as notes to the interim financial statements are not prepared monthly and that no such consolidated financial statements as at any date or for any period subsequent to April 30, 2004 were available, and;

        (ii) made enquiries of certain officials of the Company who have responsibility for financial and accounting matters concerning whether the unaudited consolidated balance sheets and statements of earnings, deficit and cash flows referred to in 4(b)(i) are presented, in all material respects, on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Memorandum, and;


--------------------------------------------------------------------------------
     100 - Interim Financial Information ("SAS 100"). The Company reports its financial information using the multi-jurisdictional disclosure system. Consequently, we have been engaged by the shareholders to perform our audits in accordance with Canadian generally accepted auditing standards ("GAAS"). Under both Section 7050 and SAS 100, auditors may accept interim review engagements only if they have previously audited a company's financial statements and their interim reviews under these standards are limited to such circumstances. We have not been engaged to perform US GAAS audits of the Company. Consequently, in our opinion, we are precluded from performing or implying that we have performed a SAS 100 review for any interim financial periods.


                                   Exhibit C-3

    The foregoing procedures do not constitute an audit performed in accordance with Canadian generally accepted auditing standards nor would they necessarily reveal matters of significance with respect to the comments in the following paragraph. We make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.  Based on the results of the foregoing procedures:

    (a) nothing has come to our attention which causes us to believe:


        (i) that any material modification needs to be made to the unaudited interim consolidated financial statements described in item 4(a) for them to be in accordance with Canadian generally accepted accounting principles; or

        (ii) that such unaudited consolidated interim financial statements do not comply in all material respects with the applicable accounting requirements of the Act and the 1933 Act and the related rules and regulations adopted by the SEC


    (b) our reading and enquiries relating to the period following March 31, 2004 have been even more limited than our procedures with respect to the periods referred to in item 4(a):

        (i) we did not find any change in the share capital, increase in the consolidated long-term debt, or decreases in consolidated net assets of the Company as at April 30, 2004 as compared with amounts shown in the March 31, 2004 unaudited consolidated balance sheet incorporated by reference in the Offering Memorandum other than reductions resulting from the scheduled repayment of long-term debt or changes that management has informed us are due solely to a fluctuation of exchange rates on foreign currency denominated debt and;

        (ii) we found no decrease in net current assets as at April 30, 2004 as compared with net current assets of the Company at March 31, 2004, and;

        (iii) for the period from April 1, 2004 to April 30, 2004, we found no decrease, as compared with the corresponding period in the preceding year in consolidated net sales, consolidated net earnings and in the per share amount of consolidated net earnings, other than reductions that management has informed us are due solely to fluctuations in foreign exchange rates.

6. As mentioned under item 4(b), Company officials have advised us that no interim consolidated financial statements as at any date or for any period subsequent to April 30, 2004 are available; accordingly, the procedures performed by us with respect to changes in financial statement items after April 30, 2004 have, of necessity, been even more limited than those with respect to the periods referred to in items 4(a) and (b). We have made enquiries of certain Company officials who have responsibility for financial and accounting matters as to whether:


                                   Exhibit C-4

    (i) there was any change in the share capital or increase in the consolidated long-term debt or any decreases in consolidated net assets of the Company, other than changes that management has informed us were due to a fluctuation of exchange rates on foreign currency denominated debt as at June 5, 2004 as compared with amounts shown in the March 31, 2004 unaudited consolidated balance sheet, or;

    (ii) for the period from May 1, 2004 to June 5, 2004 there were any decreases, as compared with the corresponding period in the preceding year in the consolidated net sales, consolidated net earnings and in the per share amount of consolidated net earnings.


    On the basis of these enquiries and our reading of the minutes as described in item 4, we did not find any such change, increase or decrease in the consolidated net sales, consolidated net earnings and in the per share amount of consolidated net earnings except in all instances for changes or decreases that the Offering Memorandum discloses have occurred or may occur and that management informed us that there are no means of determining whether there has been any decrease in the consolidated net sales, consolidated net earnings and in the per share amount of consolidated net earnings.


7. At your request, we have read the details on the attached copy of the Offering Memorandum and the documents incorporated by reference therein on the pages indicated, and have performed the additional procedures listed below, which were applied as indicated to the details in the attached copies of the Company's Annual Information Form dated May 17, 2004, the Management Proxy Circular dated February 24, 2004, Management's Discussion and Analysis for the year ended December 31, 2003, the 2003 Quarterly Financial Information and the 2002 Quarterly Financial Information included in the Company's 2003 Annual Report and Management's Discussion and Analysis for the three-month period ended March 31, 2004 included in the Company's March 31, 2004 interim report to shareholders.

    SYMBOL     PROCEDURES AND FINDINGS

    A. Compared the amount with a corresponding amount in the Statements or in the audited consolidated financial statements of the Company for the year ended December 31, 2001, as appropriate, and found the amounts to be in agreement.

    B. Recalculated the amount from information contained in the Statements, as appropriate, and found the amounts to be arithmetically accurate, after rounding.

    C. Compared the amount to an audit-related Company prepared schedule derived from the accounting records and found the amounts to be in agreement.

    D.         Compared certain costs, identified by management, shown on a


                                   Exhibit C-5

               Company prepared supporting schedule derived from accounting records, as described in the following sentence and found the amounts to be in agreement. In regards to the amount 294 million dollars shown as of the fourth quarter of 2001 the cost reductions identified by management were derived by comparing certain specific types of fourth quarter 2001 costs either to the same specific types of 1999 average quarterly combined costs of the Company and Donohue Inc. (for selling, general and administrative expenses ("S,G&A")) or to the same specific types of first quarter 2000 combined costs of the Company and Donohue Inc. (for all costs of sales expenses ("COS")) (collectively the "Base Periods"). Management then extrapolated the three-month cost reductions to annualized amounts, for S,G&A by multiplying the identified quarterly cost reduction by four and for COS by calculating the quarterly cost reduction per unit of actual production and multiplying it by the annual production capacity.

               Management excluded the impact of fluctuation in energy and fibre prices, foreign exchange rates and changes to operating rate as a result of market related downtime. Management took into account any cost improvement stemming from permanent capacity closures.

               We reperformed these multiplications and divisions to determine their arithmetic accuracy only and found them to be accurate.

    E. Compared the amount to a Company prepared supporting schedule derived from the accounting records and found the amount to be in agreement.

    F. Recalculated the amount from information in a Company prepared supporting schedule derived from the accounting records and found the amounts to be arithmetically accurate, after rounding.

    G. Compared the dollar amount of executive officers' compensation for salaries, bonuses and all other compensation for each listed individual with the corresponding amounts shown by the individual employee earnings records of the Company for the years indicated and found the amounts to be in agreement.

    H. Compared the amount to a corresponding amount in the unaudited interim consolidated financial statements as at March 31, 2004 or March 31, 2003 or for the three-month periods ended March 31, 2004 or March 31, 2003 incorporated by reference in the Offering Memorandum and found the amounts to be in agreement.


                                   Exhibit C-6

    I. Recalculated the amount from information contained in the unaudited interim consolidated financial statements as at March 31, 2004 or March 31, 2003 or for the three-month periods ended March 31, 2004 or March 31, 2003 incorporated by reference in the Offering Memorandum and found the amounts to be arithmetically accurate.

    J. Compared the relevant volume amount to an unaudited component of the audited consolidated financial statements for the year ended December 31, 2003, or to a component of interim consolidated financial statements for the three months period ended March 31, 2004 or March 31, June 30, September 30 and December 31, 2003, or March 31, June 30, September 30 and December 31, 2002 and found the volume to be in agreement. Such volume amounts, derived from the accounting records, have not been subjected to our audit procedures, nor have they been considered in our review of the unaudited interim financial statements.

    K. Compared the amount to a corresponding amount in the unaudited interim consolidated financial statements as at March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2002, June 30, 2002
               and September 30, 2002 or for the three, six or nine month periods on these dates as appropriate and found the amounts to be in agreement.

    L. Compared production costs and selling, general and administrative costs for the years ended December 31, 2001 and 2002, shown on a Company prepared supporting schedule derived from accounting records and found that the aggregate of the 2001 costs presented exceeded those same costs incurred in 2002, after adjusting the 2001 costs on a prorated basis for tonnes produced in 2002, by greater than $89 million. The original methodology employed by management in calculating the $89 million cost reduction used actual results for the first 8 months of 2001 and forecast results for the last 4 months of 2001 as the basis for comparison with 2002. The above referenced schedule indicated that actual results for the last 4 months of 2001 produced higher total production and selling, general and administrative costs than the forecasted costs. Consequently the cost reduction indicated by the above comparison is greater than $89 million.


               We reperformed the additions, multiplications and divisions in these calculations to determine their arithmetic accuracy only and found them to be accurate.


                                   Exhibit C-7

    M. Compared the amount, on a per tonne basis, of the Company's first quarter 2004 segmented cost of goods sold with the similar amount in the first quarter of 2003. In the case of newsprint, we found the amount to be higher in 2003 and in the case of value-added groundwood papers we found the amount to be lower in 2003.

8. Our audits of the Statements for the years referred to in the introductory paragraphs of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financial statements taken as a whole. For neither the years referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and accordingly, we express no opinion thereon.

9. We make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in item 6; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data in the Offering Memorandum as set out in item 6 and we make no representations regarding the adequacy of disclosures or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company and the Issuer in connection with the offering of the Notes covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the purchase or sale of Notes, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the Purchase Agreement or in any list of closing documents pertaining to the offering of the Notes covered by the Offering Memorandum.


Yours very truly,




Chartered Accountants






                                   Exhibit C-8

                                                                         ANNEX I


         RESALE PURSUANT TO REGULATION S OR RULE 144A. Each Initial Purchaser understands that:

         Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

         Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A in transactions that are exempt from the registration requirements of the Securities
         Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."






                                    Annex I-1